                                                                 Exhibit 10.4(a)

                        FIRST AMENDMENT TO OFFICE LEASE
                        -------------------------------

     This FIRST AMENDMENT TO OFFICE LEASE ("First Amendment") is made and entered into as of November 26, 1996, by and between DELTA TOWERS JOINT VENTURE, a California general partnership ("Landlord"), and FRANCHISE MORTGAGE ACCEPTANCE COMPANY, L.L.C., a California limited liability company ("Tenant").


                                R E C I T A L S:
                                - - - - - - - -

     A. Landlord and Tenant entered into that certain Office Lease (the "Lease") dated August 24, 1995, whereby Landlord Leased to Tenant and Tenant leased from Landlord approximately 1,884 rentable square feet of space commonly known as Suite 1190 (the "Existing Premises") located on the eleventh (11th) floor of the building known as One Century Plaza, situated at 2029 Century Park East, Los Angeles, California.

     B. Landlord and Tenant desire to amend the Lease on the Terms and conditions set forth in this First Amendment.


                              A G R E E M E N T:
                              - - - - - - - - -

     NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1.   TERMS. All undefined terms when used herein shall have the same
          -----
respective meanings as are given such terms in the Lease unless expressly provided otherwise in this First Amendment.

     2.   MODIFICATION OF PREMISES. Landlord hereby leases to Tenant, and Tenant
          ------------------------
hereby leases from Landlord, those certain premises (the "New Premises") outlined on the floor plan attached hereto and marked Exhibit A-1, said New Premises being commonly known as Suite 350 and being agreed, for the purpose of this First Amendment, to have an area of approximately 5,932 rentable (5,126 usable) square feet and to be situated on the third (3rd) floor of the building known as Two Century Plaza, located at 2049 Century Park east, Los Angeles, California (the "Building"). As of the "New Premises Commencement Date" as that term is defined in Section 3.1, below, all references in the Lease, as amended hereby, to the "Premises" shall be deemed to refer to the New premises instead of the Existing Premises.

     3.   TERM OF LEASE.
          -------------

          3.1  NEW PREMISES.  The term ("New Term") of Tenant's lease of the New
               ------------
Premises shall commence (the "New Premises Commencement Date") upon the earlier to occur of (i) the date upon which Tenant first commences to conduct business in the New Premises, and (ii) the date upon which the New Premises are "Ready for Occupancy," as that term is defined in Section 5.1 of the Tenant Work Letter attached hereto as Exhibit B-1 (the "Tenant Work Letter"). The anticipated date upon which the New Premises shall be Ready for Occupancy is February 1,1997. The New Term shall expire on the date immediately preceding the fifth (5th) anniversary of the New Premises Commencement Date.

          3.2  EXISTING PREMISES. Upon the New Premises Commencement Date,
               -----------------
Tenant's lease of the Existing Premises shall automatically terminate and be of no further force and effect, and Landlord and Tenant shall be relieved of their respective obligations under the Lease, as amended hereby, in connection with the Existing Premises, except those obligations of Tenant set forth in the Lease, as amended hereby, which specifically survive the expiration or earlier termination of Tenant's lease of the Existing Premises, including, without limitation, the payment by Tenant of all amounts owed by Tenant under the Lease, as amended hereby, with respect to Tenant's period of occupancy of the Existing Premises Tenant shall vacate the Existing Premises, and surrender and deliver exclusive possession thereof to Landlord on or before the New Premises Commencement Date in accordance with the provisions of the Lease, as amended hereby. In the event that Tenant retains possession of the Existing Premises or any part thereof after the New Premises Commencement Date, then the provisions of Article 16 of the Lease shall apply and any amounts payable by Tenant thereunder shall be computed using the Rent payable for the last month that the Lease is in effect with respect to the Existing Premises.

     4.   RENT.
          ----

          4.1  BASE RENT. Effective as of the New Premises Commencement Date
               ---------
Section 4 of the Summary is hereby deleted and in its place is inserted the following:


     "4.  BASE RENT (ARTICLE 3):

Lease Year With                                             Annual Rental Rate
Respect to New                     Monthly Installment of   Per Rentable Square
   Premises     Annual Base Rent         Base Rent                  Foot
   --------     ----------------         ---------                  ----

     1-5          $145,927.20            $12,160.60                 $24.60

          4.2  ADDITIONAL RENT.
               ---------------

               4.2.1     OPERATING EXPENSES. Section 4.2.7 of the Lease, on
                         ------------------
pages 5-8 thereof, is hereby deleted and replaced with the following:

               "4.2.7 "OPERATING EXPENSES" shall mean all expenses, costs and amounts of every kind and nature which Landlord pays or accrues during any Expense Year because of or in connection with the ownership, management, maintenance, security, repair, replacement, restoration or operation of the Project, or any portion thereof. Without limiting the generality of the foregoing, Operating Expenses shall specifically include any and all of the following: (i) the cost of supplying all utilities, the cost of operating, repairing, maintaining, and renovating the utility, telephone, mechanical, sanitary, storm drainage, and elevator systems, and the cost of maintenance and service contracts in connection therewith; (ii) the cost of licenses, certificates, permits and inspections and the cost of contesting any governmental enactments which may affect Operating Expenses, and the costs incurred in connection with a governmentally mandated transportation system management program or similar program; (iii) the cost of all insurance carried by Landlord in connection with the Project as reasonably determined by Landlord;
               (iv) the cost of landscaping, relamping, and all supplies, tools, equipment and materials used in the operation, repair and maintenance of the Project, or any portion thereof; (v) the cost of parking area repair, restoration, and maintenance; (vi) fees and other costs, including reasonable management fees, consulting fees, legal fees and accounting fees, of all contractors and consultants in connection with the management, operation, maintenance and repair of the Project; (vii) payments under any equipment rental agreements and the fair rental value of any management office space; (viii) subject to item (f), below, wages, salaries and other compensation and benefits, including taxes levied thereon, of all persons engaged in the operation, maintenance and security of the Project; (ix) costs under any instrument pertaining to the sharing of costs by the Project; (x) operation, repair, maintenance and replacement of all systems and equipment and components thereof of the Project; (xi) the cost of janitorial, alarm, security and other services, replacement of wall and floor coverings, ceiling tiles and fixtures in common areas, maintenance and replacement of curbs and walkways, repair to roofs and re-roofing; (xii) amortization (including interest on the unamortized cost) over the useful life as Landlord shall reasonably determine of the cost of acquiring or the rental expense of personal property used in the maintenance, operation and repair of the Project, or any portion thereof;
               (xiii) the cost of capital improvements or other costs incurred in connection with the Project (A) which are intended to effect economies in the operation or maintenance of the Project, or any portion thereof, (B) that are required to comply with present or anticipated conservation programs, (C) which are replacements or modifications of nonstructural items located in the Common Areas required to keep the Common Areas in good order or condition, or
               (D) that are required under any governmental law or regulation by a federal, state or local governmental agency, except for capital repairs, replacements or other improvements to remedy a condition existing prior to the Lease Commencement Date which an applicable governmental authority, if it had knowledge of such condition prior to the Lease Commencement Date, would have then required to be remedied pursuant to the then-current governmental laws or regulations in their form existing as of the Lease Commencement Date and pursuant to the then-current interpretation of such governmental laws or regulations by the applicable governmental authority as of the Lease Commencement Date; provided, however, that any capital expenditure shall be amortized (including interest on the amortized cost) over its useful life as Landlord shall reasonably determine; and (xiv) costs, fees, charges or assessments imposed by, or resulting from any mandate imposed on Landlord by, any federal, state or local government for fire and police protection, trash removal, community services, or other services which do not constitute "Tax Expenses" as that term is defined in Section 4.2.8, below. Notwithstanding the foregoing, for purposes of this Lease, Operating Expenses shall not, however, include:

                    (a) costs, including marketing costs, legal fees, space planners' fees, advertising and promotional expenses, and brokerage fees incurred in connection with the original construction or development, or original or future leasing of the Project, and costs, including permit, license and inspection costs, incurred with respect to the installation of tenant improvements made for new tenants in the Project or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants or other occupants of the Project (excluding, however, such costs relating to any common areas of the Project or parking facilities);

                    (b) except as set forth in items (xii), (xiii), and (xiv) above, depreciation, interest and principal payments on mortgages and other debt costs, if any, penalties and interest, costs of capital repairs and alterations, and costs of capital improvements and equipment;

                    (c) costs for which the Landlord is reimbursed by any tenant or occupant of the Project or by insurance by its carrier or any tenant's carrier or by anyone else, and electric power costs for which any tenant directly contracts with the local public service company;

                    (d) any bad debt loss, rent loss, or reserves for bad debts or rent loss;

                    (e) costs associated with the operation of the business of the partnership or entity which constitutes the Landlord, as the same are distinguished from the costs of operation of the Project (which shall specifically include, but not be limited to, accounting costs associated with the operation of the Project). Costs associated with the operation of the business of the partnership or entity which constitutes the Landlord include costs of partnership accounting and legal matters, costs of defending any lawsuits with any mortgagee (except as the actions of the Tenant may be in issue), costs of selling, syndicating, financing, mortgaging or hypothecating any of the Landlord's interest in the Project and costs incurred in connection with any disputes between Landlord and its employees, between Landlord and Project management, or between Landlord and other tenants or occupants, and Landlord's general corporate overhead and general and administrative expenses;

                    (f) the wages and benefits of any employee who does not devote substantially all of his or her employed time to the Project unless such wages and benefits are prorated to reflect time spent on operating and managing the Project vis-a-vis time spent on matters unrelated to operating and managing the Project; provided, that in no event shall Operating Expenses for purposes of this Lease include wages and/or benefits attributable to personnel above the level of Project manager or Project engineer;

                    (g) amount paid as ground rental for the Project by the Landlord;

                    (h) except for a Project management fee to the extent allowed pursuant to item (m), below, overhead and profit increment paid to the Landlord or to subsidiaries or affiliates of the Landlord for services in the Project to the extent the same exceeds the costs of such services rendered by qualified, first-class unaffiliated third parties on a competitive basis;

                    (i) any compensation paid to clerks, attendants or other persons in commercial concessions operated by the Landlord, provided that any compensation paid to any concierge at the Project shall includable as an Operating Expense;

                    (j) rentals and other related expenses incurred in leasing air conditioning systems, elevators or other equipment which if purchased the cost of which would be excluded from Operating Expenses as a capital cost, except equipment not affixed to the Project which is used in providing janitorial or similar services and, further excepting from this exclusion such equipment rented or leased to remedy or ameliorate an emergency condition in the Project;

                    (k) all items and services for which Tenant or any other tenant in the Project reimburses Landlord or which Landlord provides selectively to one or more tenants (other than Tenant) without reimbursement;

                    (l) costs, other than those incurred in ordinary maintenance and repair, for sculpture, paintings, fountains or other objects of art;

                    (m) fees payable by Landlord for management of the Project in excess of three and one-half percent (3.5%) (the "Management Fee Cap") of Landlord's gross rental revenues, adjusted and grossed up to reflect a one hundred percent (100%) occupancy of the Building with all tenants paying rent, including base rent, pass-throughs, and parking fees (but excluding the cost of after hours services or utilities) from the Project for any calendar year or portion thereof;

                    (n) any costs expressly excluded from Operating Expenses elsewhere in this Lease;

                    (o) rent for any office space occupied by Project management personnel to the extent the size or rental rate of such office space exceeds the size or fair market rental value of office space occupied by management personnel of the Comparable Buildings in the vicinity of the Building, with adjustment where appropriate for the size of the applicable project;

                    (p) costs arising from the gross negligence or wilful misconduct of Landlord or its agents, employees, vendors, contractors, or providers of materials or services;

               (q) costs incurred to comply with laws relating to the removal of hazardous material (as defined under applicable law) which was in existence in the Building or on the Project prior to the Lease Commencement Date, and was of such a nature that a federal, State or municipal governmental authority, if it had then had knowledge of the presence of such hazardous material, in the state, and under the conditions that it then existed in the Building or on the Project, would have then required the removal of such hazardous material or other remedial or containment action with respect thereto; and costs incurred to remove, remedy, contain, or treat hazardous material, which hazardous material is brought into the Building or onto the Project after the date hereof by Landlord or any other tenant of the Project and is of such a nature, at that time, that a federal, State or municipal governmental authority, if it had then had knowledge of the presence of such hazardous material, in the state, and under the conditions, that it then exists in the Building or on the Project, would have then required the removal of such hazardous material or other remedial or containment action with respect thereto;

               (r) costs arising from Landlord's charitable or political contributions;

               (s) any gifts provided to any entity whatsoever, including, but not limited to, Tenant, other tenants, employees, vendors, contractors, prospective tenants and agents; and

               (t) the cost of any magazine, newspaper, trade or other subscriptions.

               If Landlord is not furnishing any particular work or service (the cost of which, if performed by Landlord, would be included in Operating Expenses) to a tenant who has undertaken to perform such work or service in lieu of the performance thereof by Landlord, Operating Expenses shall be deemed to be increased by an amount equal to the additional Operating Expenses which would reasonably have been incurred during such period by Landlord if it had at its own expense furnished such work or service to such tenant. If the Project is not at least ninety-five percent (95%) occupied during all or a portion of the Base Year or any Expense Year, Landlord shall make an appropriate adjustment to the components of Operating Expenses for such year to determine the amount of Operating Expenses that would have been incurred had the Project been ninety-five percent (95%) occupied; and the amount so determined shall be deemed to have been the amount of Operating Expenses for such year. Operating Expenses for the Base Year shall not include market-wide labor-rate increases due to extraordinary circumstances, including, but not limited to, boycotts and strikes, and utility rate increases due to extraordinary circumstances including, but not limited to, conservation surcharges, boycotts, embargoes or other shortages, or amortized costs relating to capital improvements."

          4.2.2   BASE YEAR. Notwithstanding anything contained in the Lease to
                  ---------
the contrary, effective as of the New Premises Commencement Date, with respect to the calculation of Tenant's Share of annual Building Direct Expenses under
Article 4 of the Lease allocable to the period beginning on the New Premises Commencement Date and thereafter with respect to the New Premises, the "Base Year" shall be calender year 1996, and Section 5 of the Summary is hereby revised accordingly.

          4.2.3   TAXES.
                  -----

                  4.2.3.1 On the eighth (8th) line of Section 4.2.8.1 of the Lease, on page 8 thereof, after the words "which shall be paid" are hereby added to the words "or accrued".

                    4.2.3.2 After the last sentence of Section 4.2.8.4 of the Lease, on page 9 thereof, is hereby added:

                "Notwithstanding the foregoing, in the event that the Project is reassessed (the "Reassessment") for real estate tax purposes by the appropriate governmental authority pursuant to the terms of Proposition 13, the component of Tax Expenses for the Base Year which is attributable to the assessed value of the Project under Proposition 13 prior to the Reassessment (without taking into account any Proposition 8 reductions) shall be reduced, if at all, for the purposes of comparison to all subsequent Expense Years (commencing with the Expense Year in which the Reassessment takes place) to an amount equal to the real estate taxes based upon such Reassessment."

                4.2.4   TENANT'S SHARE.  With respect to the New Premises,
                        --------------
Tenant's Share as set forth in Section 6 of the Summary shall be 0.5274%.

     5.   SECURITY DEPOSIT.  Landlord and Tenant acknowledge that, in accordance
          ----------------
with Article 21 of the Lease, Tenant has previously delivered the sum of Three Thousand Three Hundred Nintey-One and 20/100 Dollars ($3,391.20) (the "Existing Security Deposit") to Landlord as security for the faithful performance by Tenant of the terms, covenants and conditions of the Lease with respect to the Existing Premises. Landlord shall retain the Existing Security Deposit with respect to Tenant's lease of the New Premises to the extent not used, applied or retained by Landlord with respect to the Existing Premises. Concurrently with Tenant's execution of this First Amendment, Tenant shall deposit with landlord an amount equal to Eight Thousand Seven Hundred Sixty-Nine and 40/100 Dollars ($8,769.40) to be held by Landlord as a part of the Security Deposit. Notwithstanding anything in the Lease to the contrary, the Security Deposit held by Landlord pursuant to the Lease, as amended hereby, shall equal Twelve Thousand One Hundred-Sixty and 60/100 Dollars ($12,160.60), and to the extent that the total amount held by Landlord at any time as security for the Lease, as amended hereby, is less than such amount, Tenant shall pay the difference to Landlord within ten(10) days following Tenant's recept of notice thereof from Landlord.

     6.   CONDITION OF PREMISES.  Notwithstanding anything in the Lease to the
          ---------------------
contrary, except as specifically set forth in this First Amendment and the Tenant Work Letter attached hereto as Exhibit B-1, Tenant shall accept the New Premises in its presently existing, "as is" condition.

     7.   INSURANCE   As of the New Premises Commencement Date, Item (ii) of
          ---------
Section 10.3.2 of the Lease, on page 17 thereof, is hereby deleted and replaced with the following:

          "(ii) the "Tenant Improvements," as that term is defined in Section 1 of the Tenant Work Letter (the "Tenant Work Letter") attached to that certain First Amendment to Office Lease, dated November 26, 1996, as Exhibit B-1, and any other improvements which exist in the Premises as of the New Premises Commencement Date (excluding the Base Building) (the "Original Improvements"), and...".

     8.   DAMAGE AND DESTRUCTION.   As of the New Premises Commencement Date,
          ----------------------
the fourth sentence of Section 11.1 of the Lease, on Page 18 thereof, is hereby deleted and replaced with the following:

          "Upon the occurrence of any damage to the Premises, Tenant shall assign to Landlord (or to any party designated by Landlord) all insurance proceeds payable to Tenant under Tenant's insurance required under Section 10.3 of this Lease, and Landlord shall repair any injury or damage to the Tenant Improvements and the Original Improvements installed in the Premises and shall return such Tenant Improvements and Original Improvements to their original condition; provided that if the cost of such repair by Landlord exceeds the amount of insurance proceeds received by Landlord from Tenant's insurance carrier, as assigned by Tenant, the cost of such repairs shall be paid by Tenant to Landlord prior to Landlord's commencement of repair of the damage."

     9.   BROKER.   Landlord and Tenant hereby represent and warrant to each
          ------
other that they have not dealt with any broker or agent in connection with the negotiation and consummation of this First Amendment other than Premisys Real Estate Services, Inc. (the "Broker") and they each know of no other real estate broker, agent of finder who is, or might be, entitled to a commission or compensation in connection with this First Amendment. Each party agrees to indemnify and defend the other party against, and hold the other party harmless from, any and all claims, demands, losses, liabilities, lawsuits, judgments, and costs and expenses (including, without limitation, reasonable attorneys' fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of the indemnifying party's dealings with any real estate broker or agent other than the Broker.

     10.  NOTICES.  Effective as of the New Premises Commencement Date, the
          -------
address set forth for Tenant in Section 10 of the Summary as being Tenant's address for notice after the Lease Commencement Date is hereby deleted and is replaced with the following: "2049 Century Park East, Suite 350, Los Angeles, California 90067, Attention: Mr. Wayne L. Knyal, President."

     11.  NO FURTHER MODIFICATION.  Except as specifically set forth in this
          -----------------------
First Amendment, all of the terms and provisions of the Lease shall remain unmodified and in full force and effect.

     IN WITNESS WHEREOF, this First Amendment has been executed as of the day and year first above written.

"LANDLORD"                                     "TENANT"

DELTA TOWERS JOINT VENTURE,                    FRANCHISE MORTGAGE ACCEPTANCE
a California general partnership               COMPANY, L.L.C.,
                                               a California limited liability
                                               company
By:    Premisys Real Estate Services, Inc.,
       Agent


                                               By: /s/ Wayne L. Knyal
                                                  ---------------------------
       By: [SIGNATURE ILLEGIBLE]
          ------------------------                Its:_______________________

          Its: VP/GM
              --------------------
                                               By:___________________________

                                                  Its:_______________________

                   ACKNOWLEDGEMENT AND CONSENT OF GUARANTOR
                   ----------------------------------------

     The undersigned Guarantor under that certain Guaranty of Lease dated August 24, 1995 ("Guaranty"), hereby (i) acknowledges and consents to the First Amendment provided above, and (ii) agrees that the terms and conditions of the Guaranty, including Guarantor's promises, covenants and guarantees thereunder, shall apply to this First Amendment.

Dated November 26, 1996
                                      IMPERIAL CREDIT INDUSTRIES, INC.,
                                      a California corporation


                                      By: [SIGNATURE ILLEGIBLE]
                                         ------------------------

                                         Its: General Counsel
                                              -------------------

                                      By:________________________

                                         Its:____________________

                                  EXHIBIT A-1
                                  -----------

                            OUTLINE OF NEW PREMISES
                            -----------------------





                           [FLOOR PLAN APPEARS HERE]




                                   Premisys
                                   --------
                             Real Estate Services


                  [LOGO OF CENTURY PLAZA TOWERS APPEARS HERE]

                                 CONTROL PLAN
                            2049 CENTURY PARK EAST
                            LOS ANGELES, CALIFORNIA

                                FLOOR  3RD
                                     ---------

                                DATE  10/18/94
                                     ---------



                             CENTURY PARK EAST
                             2029         2049


                            P. PATRICK MURRAY INC.
                            INTERIOR SPACE PLANNING
                    TEL. (310) 553-3752  FAX. (310) 553-9149


                             EXHIBIT A-1 - Page 1

                                  EXHIBIT B-1
                                  -----------

                             CENTURY PLAZA TOWERS
                             --------------------

                              TENANT WORK LETTER
                              ------------------

     This Tenant Work Letter shall set forth the terms and conditions relating to the construction of the tenant improvements in the New Premises. This Tenant Work Letter is essentially organized chronologically and addresses the issues of the construction of the New Premises, in sequence, as such issues will arise during the actual construction of the New Premises. All references in this Tenant Work Letter to Articles or Sections of "this First Amendment" shall mean the relevant portion of Sections 1 through 11 of the First Amendment to Office Lease to which this Tenant Work Letter is attached as Exhibit B-1 and of which this Tenant Work Letter forms a part, and all references in this Tenant Work Letter to Sections of "this Tenant Work Letter" shall mean the relevant portion of Sections 1 through 6 of this Tenant Work Letter.

                                   SECTION 1
                                   ---------

                  CONSTRUCTION DRAWINGS FOR THE NEW PREMISES
                  ------------------------------------------

     Landlord shall construct the improvements in the New Premises (the "Tenant Improvements") pursuant to those certain construction drawings entitled "Scheme B", dated October 20, 1996, prepared by P. Patrick Murray (collectively, the "Approved Working Drawings"). Tenant shall make no changes or modifications to the Approved Working Drawings without the prior written consent of Landlord, which consent may be withheld in Landlord's sole discretion if such change or modification would directly or indirectly delay the "Substantial Completion," as that term is defined in Section 5.1 of this Tenant Work Letter, of the New Premises or increase the cost of designing or constructing the Tenant Improvements.

                                   SECTION 2
                                   ---------

                             OVER-ALLOWANCE AMOUNT
                             ---------------------

     In the event that after Tenant's execution of this Lease, any revisions, changes, or substitutions shall be made to the Approved Working Drawings or the Tenant Improvements, any additional costs which arise in connection with such revisions, changes or substitutions shall be paid by Tenant to Landlord immediately upon Landlord's request as an over-allowance amount (the "Over-Allowance Amount"). The Over-Allowance Amount shall be disbursed by Landlord prior to the disbursement of any portion of Landlord's contribution to the construction of the Tenant Improvement.

                                   SECTION 3
                                   ---------

                    CONTRACTOR'S WARRANTIES AND GUARANTIES
                    --------------------------------------

     Landlord hereby assigns to Tenant all Warranties and guaranties by the contractor who constructs the Tenant Improvements (the "Contractor") relating to the Tenant Improvements, and Tenant hereby waives all claims against Landlord relating to, or arising out of the construction of, the Tenant Improvements.

                                   SECTION 4
                                   ---------

                               TENANTS COVENANTS
                               -----------------

     Tenant hereby protects, defends, indemnifies and holds Landlord harmless for any loss, claims, damages or delays arising from the actions of Tenant's space planner/architect on the New Premises or in the Building. In addition, immediately after the Substantial Completion of the New Premises, Tenant shall have prepared and delivered to the Building a copy of the record set of plans and specifications (including all working drawings for the Tenant Improvements.


                             EXHIBIT B-1 - Page 1

                                   SECTION 5
                                   ---------

                    COMPLETION OF THE TENANT IMPROVEMENTS:
                    -------------------------------------
                        NEW PREMISES COMMENCEMENT DATE
                        ------------------------------

     5.1  Ready for Occupancy.  The New Premises shall be deemed "Ready for
          -------------------
Occupancy" upon the Substantial Completion of the New Premises. For purposes of this First Amendment, "Substantial Completion" of the New Premises shall occur upon the completion of construction of the Tenant Improvements in the New Premises pursuant to the Approved Working Drawings, with the exception of any punch list items and any tenant fixtures, work-stations, built-in furniture, or equipment to be installed by Tenant or under the supervision of Contractor.

     5.2  Delay of the Substantial Completion of the New Premises.  Except as
          -------------------------------------------------------
provided in this Section 5.2, the New Premises Commencement Date shall occur as set forth in Section 3.1 of the First Amendment and Section 5.1, above. If there shall be a delay or there are delays in the Substantial Completion of the New Premises or in the occurrence of any of the other conditions precedent to the New Premises Commencement Date, as set forth in Section 3.1 of the First Amendment, as direct, indirect, partial, or total result of:

          5.2.1 Tenant's failure to timely approve any matter requiring Tenant's approval;

          5.2.2 A breach by Tenant of the terms of this Tenant Work Letter, the Lease or this First Amendment;

          5.2.3  Tenant's request for changes in the Approved Working Drawings;

          5.2.4 Changes in any of the Approved Working Drawings because the same do not comply with applicable laws;

          5.2.5 Tenant's requirement for materials, components, finishes or improvements which are not available in a commercially reasonable time given the anticipated date of Substantial Completion of the New Premises, as set forth in this First Amendment, or which are different from, or not included in, Landlord's standard improvement package items for the Building;

          5.2.6 Changes to the base, shell and core work of the Building required by the Approved Working Drawings; or

          5.2.7 Any other acts or omissions of Tenant, or its agents, or employees;

then, notwithstanding anything to the contrary set forth in this First Amendment or this Tenant Work Letter and regardless of the actual date of the Substantial Completion of the New Premises, the date of the Substantial Completion of the New Premises shall be deemed to be the date the Substantial Completion of the New Premises would have occurred if no Tenant delay or delays, as set forth above, had occurred.

                                   SECTION 6
                                   ---------

                                 MISCELLANEOUS
                                 -------------

     6.1  Tenant's Entry Into the New Premises Prior to Substantial Completion.
          --------------------------------------------------------------------
Provided that Tenant and its agents do not interfere with Contractor's work in the Building and the New Premises, Contractor shall allow Tenant access to the New Premises prior to the Substantial Completion of the New Premises for the purpose of Tenant installing overstandard equipment or fixtures (including Tenant's data and telephone equipment) in the New Premises. Prior to Tenant's entry into the New Premises as permitted by the terms of this Section 6.1, Tenant shall submit a schedule to Landlord and Contractor, for their approval, which schedule shall detail the timing and purpose of Tenant's entry. Tenant shall hold Landlord harmless from and indemnify, protect and defend Landlord against any loss or damage to the Building or New Premises and against injury to any persons caused by Tenant's actions pursuant to this Section 6.1.

     6.2  Tenant's Representative.  Tenant has designated Mr. Wayne L. Knyal as
          -----------------------
its sole representative with respect to the matters set forth in this Tenant Work Letter, who, until further

                             EXHIBIT B-1 - Page 2
notice to Landlord, shall have full authority and responsibility to act on behalf of the Tenant as required in this Tenant Work Letter.

     6.3  Landlord's Representative.  Landlord has designated Ms. Mary Ledford
          -------------------------
as its sole representative with respect to the matters set forth in this Tenant Work Letter, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Tenant Work Letter.

     6.4  Tenant's Agents.  All subcontractors, laborers, materialmen, and
          ---------------
suppliers retained directly by Tenant shall all be union labor in compliance with the master labor agreements existing between trade unions and the Southern California Chapter of the Associated General Contractors of America.

     6.5  Time of the Essence in This Tenant Work Letter.  Unless otherwise
          ----------------------------------------------
indicated, all references herein to a "number of days" shall mean and refer to calendar days. In all instances where Tenant is required to approve or deliver an item, if no written notice of approval is given or the item is not delivered within the stated time period, at Landlord's sole option, at the end of such period the item shall automatically be deemed approved or delivered by Tenant and the next succeeding time period shall commence.

     6.6  Tenant's Lease Default.  Notwithstanding any provision to the contrary
          ----------------------
contained in the Lease, as amended, if an event of default as described in
Section 19.1 of the Lease, as amended, or a default by Tenant under this Tenant Work Letter, has occurred at any time on or before the Substantial Completion of the New Premises, then (i) in addition to all other rights and remedies granted to Landlord pursuant to the Lease, as amended, Landlord shall have the right to cause Contractor to cease the construction of the New Premises (in which case, Tenant shall be responsible for any delay in the Substantial Completion of the New Premises caused by such work stoppage as set forth in Section 5 of this Tenant Work Letter), and (ii) all other obligations of Landlord under the terms of this Tenant Work Letter shall be forgiven until such time as such default is cured pursuant to the terms of the Lease, as amended.


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